EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-94379 and 333-46426) and S-8 (File Nos. 333-30320 and 333-24749) of Boston Biomedica, Inc. of our report dated February 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2001